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                                                                     EXHIBIT 4.4

                              GLOBE HOLDINGS, INC.

                           SECURITYHOLDERS AGREEMENT
                           -------------------------


          THIS SECURITYHOLDERS AGREEMENT (this "Agreement") is made as of July 31, 1998, by and among (i) Globe Holdings, Inc., a Massachusetts company formerly known as Globe Manufacturing Co. (the "Company"), (ii) Code, Hennessy & Simmons III, L.P. ("CHS"), (iii) each of the Persons listed on Schedule B attached hereto (the "Institutional Investors" and individually, a "Institutional Investor"), (iv) each of the Persons listed on Schedule C attached hereto (the "Other Investors"), and (v) each other Person who, at any time, acquires securities of the Company and, with the written consent of CHS, executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (any such Person shall be deemed an "Other Investor", unless CHS deems such Person to be an "Institutional Investor" at the time such Person executes such counterpart to this Agreement). CHS, the Institutional Investors and the Other Investors are collectively referred to as the "Securityholders" and individually as a "Securityholder." Capitalized terms used herein and not otherwise defined are defined in Section 10 hereof.

          The Company and the Securityholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) limiting the manner and terms by which Stockholder Securities may be transferred, and (iii) assuring continuity in the ownership of the company.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Board of Directors.

          (a) From and after the date hereof, each holder of Stockholder Securities (a "Holder") shall vote all of such Holder's Stockholder Securities and shall take all other necessary or desirable actions within such Holder's control (whether as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), in order to cause:

          (i) the authorized number of directors on the Board to be established at five (5) directors; provided that the holders of a majority of the CHS Common Shares may elect to expand the Board to such number of directors as such holders shall determine by delivering written notice of such election to the Company and the other Securityholders;

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          (ii)   the election to the Board of those representatives who are designated by the holders of a majority of the CHS Common Shares from time to time (the "Directors"), with Thomas Rodgers, Jr., Thomas Rodgers III, Andrew W. Code, Peter M. Gotsch and Edward M. Lhee serving as the initial Directors;

          (iii) the removal from the Board (with or without cause) of any Director at the written request of the holders of a majority of the CHS Common Shares, but only upon such written request and under no other circumstances; and

          (iv) in the event that any Director resigns, or for any other reason ceases to serve as a member of the Board during his term of office, the filling of the resulting vacancy on the Board by a representative designated by the holders of a majority of the CHS Common Shares.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

          (c) The provisions of this Section 1 will terminate automatically and be of no further force and effect upon the first to occur of (i) consummation of a Public Offering and (ii) consummation of a Sale of the Company.

          2.     Irrevocable Proxy; Conflicting Agreements.

          (a) In order to secure each Minority Securityholder's obligation to vote his Stockholder Securities in accordance with the provisions of Section 1 and Section 5, each Minority Securityholder hereby appoints Peter M. Gotsch, as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Securities for the election and/or removal of directors and all such other matters as expressly provided for in Section 1 and
Section 5. Peter M. Gotsch may exercise the irrevocable proxy granted to him hereunder at any time such Minority Securityholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Minority Securityholder pursuant to this Section 2 are coupled with an interest and are given to secure the performance of such Minority Securityholder's obligations to CHS. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of such Minority Securityholder and the respective holders of their Stockholder Securities.

          (b) Each Securityholder represents and warrants that (i) such Securityholder is the record owner of the number of Stockholder Securities set forth opposite his or its name on Schedule A (which lists the number of Stockholder Securities that CHS is the record owner of), Schedule B, or Schedule C attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms, and
(iii) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Securities shall

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grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          (c) The provisions of this Section 2 will terminate automatically and be of no further force and effect upon the first to occur of (i) consummation of a Public Offering and (ii) consummation of a Sale of the Company.

          3.   Restrictions on Transfer.

          (a)  First Refusal Rights.

               (i) Prior to making any Transfer of Minority Securities the transferring holder of Minority Securities (the "Transferring Holder") shall deliver written notice (an "Offer Notice") to the Company, CHS and the Institutional Investors. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number and type of Minority Securities to be transferred and the terms and conditions of the proposed Transfer. The Transferring Holder shall not consummate any Transfer until 75 days after the Offer Notice has been given to the Company, CHS and the Institutional Investors, unless the parties to the Transfer have been finally determined pursuant to this Section 3(a) prior to the expiration of such 75-day period.

               (ii) The Company may elect to purchase all (but not less than all) of such Minority Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder and to CHS as soon as practicable but in any event within 40 days after the delivery of the Offer Notice. If the Company has not elected to purchase all of such Minority Securities within such 40-day period, CHS and/or the Institutional Investors may elect to purchase all (but not less than all) of the Minority Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder as soon as practicable but in any event within 75 days after delivery of the Offer Notice (the "Election Period"). If CHS and/or one or more of the Institutional Investors elect to purchase an aggregate amount of Minority Securities in excess of the amount of Minority Securities specified in the Offer Notice, the Minority Securities shall be allocated among CHS and/or the relevant Institutional Investors based on the amount of such type or types of Minority Securities owned by each party on the date of the Offer Notice. CHS or any Institutional Investor may condition his, her or its election to purchase such Minority Securities on the election of one or more Institutional Investor and/or CHS to purchase Minority Securities. If the Company, or CHS and/or any Institutional Investor, has elected to purchase all of the Minority Securities specified in the Offer Notice from the Transferring Holder, the transfer will be consummated as soon as practicable after the delivery of the election notices, but in any event within 30 days after the expiration of the Election Period. If none of the Company, CHS or any Institutional Investor elects to purchase all of the Minority Securities being offered, the Transferring Holder may, within 60 days after the expiration of the Election Period, transfer all of such Minority Securities to the third party(ies) identified in the Offer Notice at a price no less than the prices specified in the Offer Notice and on other terms no

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     more favorable to the transferee(s) than offered to the Company and CHS in the Offer Notice. Any Minority Securities not transferred within such 60-day period shall be reoffered to the Company, CHS and the Institutional Investors pursuant to this Section 3(a) prior to Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, provided, however, that the Company shall satisfy any such purchase price first by offsetting indebtedness or obligations owed by such Transferring Holder to the Company.

          (b) Permitted Transfers. The restrictions set forth in this Section 3 shall not apply with respect to any Transfer of Minority Securities made (i) in the case of any Person who is an individual, pursuant to applicable laws of descent and distribution or to such Person's legal guardian in the case of any mental incapacity or among such Person's Family Group, (ii) in the case of any Person which is an entity, among its Affiliates, or (iii) by and between BankAmerica Investment Corporation and MIG Partners VII; provided, that the restrictions contained in this Section 3 will continue to be applicable to such Minority Securities after any Transfer of the type referred to in clause (i),
(ii) or (iii) and the transferees of such Minority Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Minority Securities pursuant to a transfer in accordance with the provisions of this Section 3(b) is herein referred to as a "Permitted Transferee." Upon the Transfer of Minority Securities pursuant to this Section 3(b), the transferee(s) shall deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such transferee.

          (c) Pledges; Transfer to Competitor. Notwithstanding anything to the contrary in this Agreement, no holder of Minority Securities may (i) pledge any or all of the Minority Securities owned by such holder (other than the Minority Securities held by MIG Partners VII which may be pledged to BankAmerica Investment Corporation), except to the Company in order to secure any debt owed by such holder to the Company, or (ii) Transfer Minority Securities owned by such holder to a Competitor.

          (d) Termination. The provisions of this Section 3 will terminate automatically and be of no further force and effect upon the consummation of a Public Offering or the Sale of the Company.

          4. Participation Rights. Prior to any sale by CHS of any Common Stock or Preferred Shares (a "Sale"), CHS will give written notice of the price and other material terms of the Sale (a "Sale Notice") to the Company and each holder of Minority Securities (collectively, the "Minority Securityholders"). Such Minority Securityholders may elect (which election shall be irrevocable) to participate in the proposed Sale by delivering written notice to CHS within 15 days after delivery of the Sale Notice. The Minority Securityholders electing to participate in the proposed Sale shall be entitled to sell in the proposed Sale, at the same price and on the same terms as CHS:

          (a) in the case of Common Stock, a number of shares of Common Stock equal to the product of (i) a fraction, the numerator of which is the number of shares of Common Stock owned by such Minority Securityholder (and that can be acquired by such Minority

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     Securityholder upon exercise or conversion of then currently exercisable or convertible rights to acquire shares of Common Stock, including rights that become exercisable or convertible as a result of the Sale) and the denominator of which is the number of shares of Common Stock held by CHS and all of the Minority Securityholders (assuming the exercise and conversion of all then currently exercisable or convertible rights to acquire shares of Common Stock) multiplied by (ii) the total number of shares of Common Stock to be sold in the proposed Sale;

          (b) in the case of Preferred Shares, Preferred Shares with a liquidation preference equal to the product of (i) a fraction, the numerator of which is equal to the liquidation preference of, and accrued and unpaid dividends on, Preferred Shares held by such Minority Securityholder and the denominator of which is equal to the aggregate liquidation preference of, and accrued and unpaid dividends on, all outstanding Preferred Shares held by CHS and all of the Minority Securityholders multiplied by (ii) the aggregate liquidation preference of Preferred Shares to be sold in the proposed Sale.

CHS shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Minority Securityholders who have elected to participate in any contemplated Sale, and CHS shall not sell any of its Common Stock or Preferred Shares if the prospective transferee(s) decline(s) to allow the participation of the Minority Securityholders who have elected to participate. The Minority Securityholders who have elected to participate in any contemplated Sale shall bear their pro-rata share (based upon the aggregate consideration received in such Sale) of the reasonable costs of such Sale. Notwithstanding the foregoing, the provisions of this Section 4 shall not apply to (i) any Sale (other than a Sale constituting a Sale of the Company) to any officer, director or employee of the Company or any of its Subsidiaries or to any Affiliate of CHS or its general partner or to any fund organized and controlled by any officer of Code Hennessy & Simmons LLC, or (ii) any Sale to an Institutional Investor. The provisions of this Section 4 will terminate automatically and be of no further force and effect upon the consummation of a Public Offering.

          5.   Sale of the Company.

          (a) If the holders of a majority of the voting Stockholder Securities then outstanding (the "Approving Holders") approve a Sale of the Company (the "Approved Sale"), each Holder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, each Holder shall vote for, consent to, raise no objection against and agree to sell such Holder's shares of Common Stock and surrender any stock options owned by such Holder on the terms and conditions approved by the Approving Holders, subject to the provisions of Section 5(b). Each Holder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

          (b) The obligations of the Holders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the Holders shall receive the same form and amount of consideration per share of Common Stock, or if Holders are given an option as to the form and amount of consideration to be received, all

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Holders shall be given the same option; (ii) all holders of then currently exercisable or convertible rights to acquire shares of Common Stock (or holders of rights to acquire shares of Common Stock that become exercisable or convertible in accordance with their terms as a result of the Approved Sale) shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise or conversion price per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Common Stock represented by such rights; (iii) the aggregate amount of all payments of liquidation preference and accrued dividends, if any, made on the Preferred Shares in connection with the consummation of an Approved Sale, shall be made equally and ratably among all of the Preferred Shares; and (iv) no Holder shall be obligated in connection with the Approved Sale to indemnify the prospective transferee or its affiliates with respect to an amount in excess of the net proceeds received by such Holder in connection with the Approved Sale (other than as a result of any breach of such Holder's representations and warranties with respect to due power and authority, non-contravention and ownership of stock, free and clear of all liens, in which case such limit shall not apply).

          (c) If the Board or the Approving Holders enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Holders shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Holder appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any Holder declines to appoint the purchaser representative designated by the Company, such Holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such Holder shall be responsible for the fees of the purchaser representative so appointed.

          (d) All holders of Stockholder Securities shall bear their pro-rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Stockholder Securities pursuant to an Approved Sale to the extent such costs are reasonable and incurred for the benefit of all holders of Stockholder Securities and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Stockholder Securities on their own behalf shall not be considered costs of the transaction hereunder.

          (e) Termination. The provisions of this Section 5 will terminate automatically and be of no further force and effect upon the consummation of a Public Offering.

          6.   Initial Public Offering.

          In the event that the Board and CHS approve a Public Offering pursuant to an effective registration statement under the Securities Act, as amended, the holders of Preferred Shares and Common Stock shall take all necessary or desirable actions in connection with the

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consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock and/or Preferred Share structure would adversely affect the marketability of the offering, each holder of Common Stock and Preferred Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock and/or Preferred Shares, as the case may be, into securities that the managing underwriters, the Board and CHS find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's articles of incorporation as in effect immediately prior to such Public Offering.

          7.   Preemptive Rights.

          (a) If the Company authorizes the issuance or sale of any shares of Common Stock, preferred shares, Options or any securities containing Options, in each case to CHS or any of its Affiliates (other than as a dividend on the outstanding Common Stock) (any such issuance or sale, a "Preemptive Sale"), the Company shall first offer each Minority Securityholder the right (the "Right") to purchase a portion of such stock or securities equal to the product determined by multiplying (x) the total number of securities to be issued or sold in a Preemptive Sale multiplied by (y) the quotient determined by dividing
(1) the number of outstanding shares of Common Stock held by such holder by (2) the total number of shares of outstanding Common Stock. Notwithstanding the foregoing, if CHS or its Affiliates are required to also purchase other securities of the Company in connection with such Preemptive Sale, the holders of Minority Securityholder Securities exercising their right pursuant to this
Section 7 shall also be required to purchase the same strip of securities (on the same terms and conditions) that CHS or its Affiliates are required to
purchase.   In the event that the consideration received by the Company in connection with a Preemptive Sale is property other than cash, each holder of Minority Securityholder Securities may, at its election, pay the purchase price for such additional shares or other securities in such property or solely in cash. In the event that any such holder elects to pay cash, the amount thereof shall be determined based on the fair value of the consideration received or receivable by the Company in connection with the Preemptive Sale and shall be payable by cashier's check or wire transfer of immediately available funds.
Each Minority Securityholder may purchase all or any part of the securities that such Minority Securityholder is entitled to purchase in a Preemptive Sale.

          (b) The Company shall deliver to the Minority Securityholder a written notice of its intent to sell stock or other securities of the Company for which the Minority Securityholder has preemptive rights under this Section 7, describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment. In order to exercise the Right, the Minority Securityholder must within 15 days after receipt of such written notice from the Company deliver a written notice to the Company describing such Person's election hereunder. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 days after the Company receives such notice of the exercise of the Right and concurrently with the closing of the Preemptive Sale.

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          (c)  The rights of each Minority Securityholder under this Section 7 shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the 1933 Act with respect to an offering of Common Stock; provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this Section 7 shall remain in effect.

          8.   Additional Restrictions on Transfer.

          (a) Legend. Each certificate representing the Stockholder Securities shall bear a legend in substantially the following form:

          "The securities represented by this certificate were originally issued as of July 31, 1998 have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder.

          The securities represented by this certificate are also subject to additional restrictions on transfer, certain repurchase options and certain other agreements set forth in a Securityholders Agreement dated as of July 31, 1998 among the issuer of such securities (the "Company") and certain of the Company's securityholders, as amended and modified from time to time. A copy of such Securityholders Agreement may be obtained by the holder hereof at the Company's principal place of business without charge."

          (b) Opinion of Counsel. No holder of Minority Securities may sell, transfer or dispose of any Minority Securities except pursuant to an effective registration statement under the 1933 Act, repurchase upon termination of employment, a Sale of the Company or pursuant to Section 4 without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer. In addition, if such holder delivers to the Company an opinion of such counsel that no subsequent transfer of such Minority Securities shall require registration under the 1933 Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Minority Securities which do not bear the 1933 Act legend set forth in the first paragraph of
Section 8(a).

          9. Financial Information. The Company shall deliver to each Institutional Investor any reports delivered to the holders of the Globe Manufacturing Corp. 10% Senior Subordinated Notes due 2008 or the holders of the Globe Holdings, Inc. ___% Senior Discount Notes due 2009 promptly after such reports are delivered to such note holders.

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          10.  Definitions.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

          "Agreement" shall have the meaning set forth in the preface.

          "Approved Sale"  shall have the meaning set forth in Section 5(a).

          "Board"  shall have the meaning set forth in the preface.

          "CHS"  shall have the meaning set forth in the preface.

          "CHS Common Shares" means any Common Stockholder Shares issued to or held by CHS.

          "Common Stock" means the Company's Class A Common Stock, par value $0.01 per share; its Class B Common Stock, par value $0.01 per share; and its Class C Common Stock, par value $0.01 per share.

          "Common Stockholder Shares" means Stockholder Securities which are (i) Common Stock, (ii) warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible (including, without limitation, the Warrants), and (iii) stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable. As to any particular Common Stockholder Shares, such shares shall cease to be Common Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary. References in this Agreement to a majority of, or a certain percentage of, the Stockholder Securities or the Common Stockholder Shares, shall be deemed to be references to a majority of the Common Stockholder Shares or a certain percentage of Common Stockholder Shares (calculated on a fully-diluted basis), as applicable.

          "Company" shall have the meaning set forth in the preface.

          "Competitor" means any Person who engages (whether as an owner, stockholder, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business (other than the Company and its Subsidiaries) that manufactures, distributes or sells polyether or polyester spandex, latex thread or other elastomeric fiber (provided that passive ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not, in and of itself, constitute being engaged in such activity).

          "Directors" shall have the meaning set forth in Section 1(a).

          "Election Period"  shall have the meaning set forth in Section 3(a).

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          "Executive Security Agreement"  shall have the meaning set forth in the preface.

          "Family Group" means (i) a Person's spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person's spouse and/or descendants and (iii) any entity wholly-owned by the Person.

          "Holder" shall have the meaning set forth in Section 1(a).

          "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis, who is not an Affiliate of such 5% owner of the Company's Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

          "Institutional Investor" shall have the meaning set forth in the preface.

          "Minority Securities" means, collectively, all Stockholder Securities acquired by an Institutional Investor or an Other Investor, whether before, on or after the date of this Agreement. Minority Securities will continue to be Minority Securities in the hands of any holder other than an Institutional Investor or an Other Investor (other than the Company or CHS and except for transferees in an Approved Sale, a Public Sale or pursuant to Section 4), and, except as otherwise provided in this Agreement, each such holder of Minority Securities will succeed to all rights and obligations attributable to the transferor as a holder of Minority Securities hereunder.

          "Minority Securityholders" shall have the meaning set forth in Section 4.

          "1933 Act" means the Securities Act of 1933, as amended from time to time.

          "Offer Notice"  shall have the meaning set forth in Section 3(b).

          "Options" means warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible.

          "Other Investor" and "Other Investors" shall have the meaning set forth in the preface.

          "Permitted Transferees" shall have the meaning set forth in Section 3(b).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preemptive Sale"shall have the meaning set forth in Section 7(a).

          "Preferred Shares" means shares of the Class A Preferred Stock, $0.01 par value, of the Company.

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          "Public Offering" means an initial public offering and sale of equity securities of the Company.

          "Public Sale" means any sale of Common Stock to the public pursuant to which such Common Stock has been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering such Common Stock or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the 1933 Act.

          "Right" shall have the meaning set forth in Section 7(a).

          "Sale" shall have the meaning set forth in Section 4.

          "Sale Notice" shall have the meaning set forth in Section 4.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securityholder" and "Securityholders" shall have the meaning set forth in the preface.

          "Stockholder Securities" means any of the following held by any
Securityholder: (i) any capital stock of the Company (including, without limitation, Preferred Shares), (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, (iii) any stock, notes or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, (iv) any capital stock of the Company issued or issuable upon the exercise, conversion or exchange of any of the securities referred to in clauses
(ii) and (iii) above, (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii),
(iii) and (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (vi) the Preferred Shares. As to any particular shares constituting Stockholder Securities, such shares will cease to be Stockholder Securities when they have been transferred in a Public Sale or have been repurchased by the Company or any Subsidiary of the Company.

          "Subsidiary" means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Transfer" is the sale, transfer, assignment, pledge or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in a Holder's Minority Securities.

          "Transferring Holder" shall have the meaning set forth in Section
3(a).

          11.  Transfers.

          (a) Transferees. The provisions of this Agreement shall continue to be applicable to the Stockholder Securities after any Transfer of such Stockholder Securities (other than pursuant to the Repurchase Option, a Sale of the Company or pursuant to Section 4), and each transferee of such Stockholder Securities (including transferees pursuant to Section 3(c)) shall, as a condition to any such Transfer, agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Securities so transferred.

          (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Securities as the owner of such securities for any purpose.

          12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the voting Stockholder Securities (unless the matter relates only to the Preferred Shares, in which case such matter may be approved in writing by the holders of a majority of the principal amount, or liquidation preference, of such Preferred Shares, respectively, as applicable). Notwithstanding the foregoing, a modification, amendment or waiver of any provision of this Agreement shall be effective against a Securityholder (and such Securityholder's past and future transferees) if such modification, amendment or waiver is approved in writing by such Securityholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereto agree that the addition of new parties to this Agreement (including other executives of the Company who purchase securities of the Company and persons complying with Section 10 hereof) shall not constitute a modification, amendment or waiver of this Agreement.

          13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Stockholder Securities and the respective successors and assigns of each of them, so long as they hold Stockholder Securities; provided that the rights and obligations of the Securityholders under this Agreement may not be assigned except in connection with a permitted transfer of Stockholder Securities hereunder.

          16. Counterparts; Facsimile Signature. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

          17. Remedies. Each of the parties to this Agreement shall be entitled to enforce his, her or its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in his, her or its favor.
In the event of a dispute hereunder, the prevailing party's reasonable attorney's fees and costs shall be promptly reimbursed by the other party or parties to such dispute. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          18. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent via facsimile, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the respective schedule attached hereto and to any subsequent holder of Stockholder Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

               Globe Holdings, Inc.
               456 Bedford Street
               Fall River, MA  02720
               Attention:  President

          with a copy (which will not constitute notice to the Company) to:

               Code, Hennessy & Simmons III, L.P.
               10 South Wacker Drive
               Suite 3175
               Chicago, Illinois  60606
               Attention:  Peter M. Gotsch

               and

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attention:  Stephen L. Ritchie

          19. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Massachusetts.

          20. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                       *       *       *       *       *

          IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.


                               GLOBE HOLDINGS, INC.


                               By: /s/ Lawrence R. Walsh
                                   --------------------------------------------
                               Name: Lawrence R. Walsh
                                     ------------------------------------------
                               Its: Vice President, Finance and Administration
                                    -------------------------------------------



                               CODE, HENNESSY & SIMMONS III, L.P.

                               By:  CHS Management III, L.P.
                               Its: General Partner

                               By:  Code Hennessy & Simmons LLC
                               Its: General Partner


                               By: /s/ Peter M. Gotsch
                                   --------------------------------------------
                                   Peter M. Gotsch
                                   Partner

           [CONTINUATION OF SECURITYHOLDERS AGREEMENT SIGNATURE PAGE]



OTHER INVESTORS:                   /s/ Thomas A. Rodgers, III
                                   ----------------------------------
                                   Thomas A. Rodgers, III

                                   /s/ Americo Reis
                                   ----------------------------------
                                   Americo Reis

                                   /s/ Lawrence R. Walsh
                                   ----------------------------------
                                   Lawrence Walsh

                                   /s/ Robert L. Bailey
                                   ----------------------------------
                                   Robert L. Bailey

                                   /s/ Tracy A. Hogan
                                   ----------------------------------
                                   Tracy A. Hogan

                                   /s/ Marcus J. George
                                   ----------------------------------
                                   Marcus J. George

                                   /s/ Edward M. Lhee
                                   ----------------------------------
                                   Edward M. Lhee

                                   /s/ Paige T. Walsh
                                   ----------------------------------
                                   Paige T. Walsh

                                   Thomas A. Rodgers, Jr. Grantor
                                   Retained Annuity Trust


                                   By:/s/  Thomas A. Rodgers, Jr.
                                      -----------------------------------
                                      Thomas A. Rodgers, Jr., Trustee

                                      /s/ Thomas A. Rodgers, III, Trustee
                                      -----------------------------------
                                      Thomas A. Rodgers, III, Trustee

                                      /s/ Myron Wilner, Trustee
                                      -----------------------------------
                                      Myron Wilner, Trustee

           [CONTINUATION OF SECURITYHOLDERS AGREEMENT SIGNATURE PAGE]

INSTITUTIONAL INVESTORS:

                         BRINSON TRUST COMPANY AS TRUSTEE FOR BRINSON MAP VENTURE CAPITAL FUND III TRUST

                         By: /s/ David S. Timson
                             ---------------------------------------------
                         Name: David S. Timson
                               -------------------------------------------
                         Its: Trust Officer
                              --------------------------------------------


                         BRINSON VENTURE CAPITAL FUND III, L.P.

                         By:  Brinson Partners, Inc.
                         Its: General Partner

                         By: /s/ David S. Timson
                             ---------------------------------------------
                         Name: David S. Timson
                               -------------------------------------------
                         Its: Executive Director, Brinson Partners, Inc.
                              --------------------------------------------


                         VIRGINIA RETIREMENT SYSTEM

                         By: Brinson Partners, Inc., As Agent For Virginia
                             Retirement System


                         By: /s/ David S. Timson
                             ---------------------------------------------
                         Name: David S. Timson
                               -------------------------------------------
                         Its: Executive Director, Brinson Partners, Inc.
                              --------------------------------------------


                         BANKAMERICA INVESTMENT CORPORATION


                         By: /s/ Jeffrey M. Mann
                             ---------------------------------------------
                         Name: Jeffrey M. Mann
                               -------------------------------------------
                         Its: Managing Director
                              --------------------------------------------


                         MIG PARTNERS VII


                         By: /s/ Jason A. Mehring
                             ---------------------------------------------
                         Name: Jason A. Mehring
                               -------------------------------------------
                         Its: General Partner
                              --------------------------------------------

                                   SCHEDULE A

                                      CHS
                                      ---


-------------------------------------------------------------------------------
                                                             CLASS A PREFERRED
                                      CLASS A COMMON STOCK         STOCK
                                          (NO. SHARES)          (NO. SHARES)
                                      ---------------------  ------------------
-------------------------------------------------------------------------------
Code, Hennessy & Simmons III, L.P.               1,647,437           21,999.60
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL  60606
Attn:   Peter M. Gotsch

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, IL  60601
Attn:  Stephen L. Ritchie
------------------------------------------------------------------------------

                                   SCHEDULE B

                            INSTITUTIONAL INVESTORS
                            -----------------------


------------------------------------------------------------------------------------
                                          CLASS A COMMON STOCK    CLASS A PREFERRED
                                              (NO. SHARES)       STOCK (NO. SHARES)

------------------------------------------------------------------------------------
Brinson Venture Capital Fund III, L.P.                  38,631                515.87
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

Brison Trust Company as Trustee for                      6,300                 84.13
 Brinson MAP Venture Capital
   Fund III Trust
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

Virginia Retirement System                             179,724                 2,400
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

BankAmerica Investment Corporation                   35,944.80                   480
231 South LaSalle Street, 12/th/ Floor
Chicago, IL 60697

MIG Partners VII                                      8,986.20                   120
c/o BankAmerica Investment Corporation
231 South LaSalle Street, 12/th/ Floor
Chicago, IL 60697
------------------------------------------------------------------------------------

                                   SCHEDULE C

                                OTHER INVESTORS


-----------------------------------------------------------------------------------------------------
                                                                    OPTIONS TO ACQUIRE A "STRIP" OF:
                                                                    ---------------------------------
                                                    CLASS A             CLASS A           CLASS A
                              CLASS A COMMON    PREFERRED STOCK      COMMON STOCK     PREFERRED STOCK
                            STOCK (NO. SHARES)    (NO. SHARES)       (NO. SHARES)      (NO. SHARES)
                            ------------------  ----------------     --------------  ----------------
-----------------------------------------------------------------------------------------------------
Thomas A. Rodgers, Jr.               166,244            2,220
Grantor Retained Annuity Trust
19 Defenders Row
Goat Island
Newport, RI 02840
-----------------------------------------------------------------------------------------------------
Thomas A. Rodgers, III
1027 Seapowet Avenue                  89,862            1,200
Tiverton, RI 02878
-----------------------------------------------------------------------------------------------------
Americo Reis                                                                22,465                300
1225 New Boston Road
Fall River, MA 02720
-----------------------------------------------------------------------------------------------------
Lawrence R. Walsh                                                           22,465                300
322 North Lane
Bristol, RI 02809
-----------------------------------------------------------------------------------------------------
Robert L. Bailey                                                            22,465                300
44 Anthony Street
South Dartmouth, MA 02748
-----------------------------------------------------------------------------------------------------
Tracy A. Hogan                         1,348               18
c/o Code, Hennessy &
Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
-----------------------------------------------------------------------------------------------------
Marcus J. George                       1,348               18
c/o Code, Hennessy &
Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                   OPTIONS TO ACQUIRE A "STRIP" OF:
                                                                   ----------------------------------
                                                   CLASS A             CLASS A           CLASS A
                             CLASS A COMMON    PREFERRED STOCK      COMMON STOCK     PREFERRED STOCK
                           STOCK (NO. SHARES)    (NO. SHARES)       (NO. SHARES)      (NO. SHARES)
                           ------------------  ----------------     --------------  -----------------

-----------------------------------------------------------------------------------------------------
Edward M. Lhee                          1,977             26.4
c/o Code, Hennessy &
 Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
-----------------------------------------------------------------------------------------------------
Paige T. Walsh                          1,348               18
c/o Code, Hennessy &
 Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
-----------------------------------------------------------------------------------------------------